UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Valero Energy Corporation
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VALERO PROXY PRESENTATION

SPRING 2023


REFINING
WORLD'S LARGEST INDEPENDENT REFINER


RENEWABLE DIESEL
WORLD'S 2ND LARGEST RENEWABLE DIESEL PRODUCER


ETHANOL
WORLD'S 2ND LARGEST CORN ETHANOL PRODUCER

GROWTH PROJECTS FOCUSED ON COST CONTROL, OPTIMIZATION AND MARGIN EXPANSION

15 refineries | lowest cost producer | **3.2** million barrels per day of high-complexity throughput capacity | advantaged refining and logistics assets well positioned for feedstock and product optimization | ratable wholesale supply of 1.2 million barrels per day or over 50% of our light products | **2022** BEST YEAR EVER FOR EMPLOYEE & CONTRACTOR **SAFETY**

EXECUTING A VIABLE PATH TO REDUCE AND DISPLACE GREENHOUSE GAS (GHG) EMISSIONS

HIGH RETURN PROJECTS WITH PRODUCTS PLACED INTO HIGH GROWTH, LOW-CARBON MARKETS

DIAMOND GREEN DIESEL (DGD)

1.2 billion gallons per year | low-carbon intensity renewable diesel produced from recycled animal fats, used cooking oil and inedible corn oil | announced SAF large-scale production | up to **80%** reduction in GHG emissions | **100%** compatible with existing engines and infrastructure

CONTINUE TO DEVELOP ADDITIONAL LOW-CARBON GROWTH OPPORTUNITIES

DEVELOPING ECONOMIC PROJECTS TO FURTHER REDUCE CARBON INTENSITY

12 ethanol plants | **1.6** billion gallons per year production capacity | high-octane renewable fuel with lower CO_2 emissions | at least **30%** reduction in GHG emissions | existing logistics assets well positioned to support export growth

REDUCING CARBON INTENSITY THROUGH ANNOUNCED CARBON SEQUESTRATION PROJECT


Renewable Diesel
Refining
Ethanol
Wholesale
Midstream

Best-in-class producer of fuels and products that are essential to modern life

See slide 15 for notes regarding this slide.

2022 ESG Disclosures/Actions Made or Taken under Board Oversight

Climate-Related Disclosures/Actions

✓ **TCFD Reports**.

- In 2022, we engaged HSB Solomon Associates LLC ("Solomon") to conduct a scenario analysis under the assumptions of the IEA Net Zero by 2050 Scenario, a scenario that focuses on an extremely ambitious transition to a lower-carbon economy. Among Solomon's independent conclusions, which are set forth in our 2022 TCFD Report, were that under the Net Zero by 2050 Scenario as applied by Solomon:
    - (i) our overall refining portfolio would be resilient under this scenario, and
    - (ii) our strategy of continuing to operate one of the most competitive and efficient refining fleets would be aligned with the net zero goals of the Paris Agreement.
- We also published a TCFD Report in 2018, applying the assumptions of the IEA's 2°C demand scenario, and in 2021, applying the assumptions of the IEA's Sustainable Development Scenario (which is described as a well-below 2°C scenario), and in each case Solomon independently concluded that our overall refining portfolio would be resilient in such a low-carbon marketplace.

✓ **Net Scope 3 Intensity**. In our 2022 TCFD Report and our 2022 ESG Report we disclose Valero's 2021 Net Scope 3 Intensity in kg CO2e per barrel of company throughput and production (for low-carbon fuels), which compares the GHG emissions from the use of the products we manufacture relative to peer performance.

See slide 15 for notes regarding this page.

2022 ESG Disclosures/Actions Made or Taken under Board Oversight

Climate-Related Disclosures/Actions

- ✓ **2025 and 2035 GHG Emissions Targets**.
  - We have established and disclosed targets to reduce/displace global refinery Scope 1 and 2 GHG emissions by 63% by 2025 and by 100% by 2035, and have disclosed that we are on track to achieve both targets.
  - In 2022, our performance exceeded our 2025 target, which is three years early.
- ✓ **Third-Party Limited Assurance of GHG Emissions Disclosures.** We have engaged an independent third party to evaluate and issue an assurance statement on the accuracy and reliability of certain of our GHG emissions disclosures and we intend to obtain such assurances annually going forward, including:
  1. 2021 Global refinery Scope 1 and 2 GHG emissions disclosures.
  2. 2021 Net Scope 3 Intensity disclosure.
  3. Each component of our 2025 and 2035 GHG reduction/displacement targets.
  4. Evaluation of the 2035 GHG reduction/displacement target.
- ✓ **CDP Climate Change Questionnaire.**
  - In 2022, we again submitted responses to the CDP's Climate Change Questionnaire. We have committed to responding annually going forward.

See slide 15 for notes regarding this slide.

2022 ESG Disclosures/Actions Made or Taken under Board Oversight

Climate-Related Disclosures/Actions

- ✓ **Value Chain Analysis for GHG Emissions.**
  - In 2022, in response to stockholder feedback and engagement, we analyzed our value chain for GHG emissions disclosures. As further discussed in our 2022 TCFD Report, despite reviewing millions of transactions with thousands of counterparties upstream and downstream of our refineries, such value chain analysis proved to be complicated and yielded insufficient data to meaningfully quantify GHG emissions related to the use of the products we manufacture.
  - To address these limitations, we disclosed 2021 Net Scope 3 Intensity relative to peer performance, as noted above.
- ✓ **Climate-Lobbying Report.**
  - In 2022, in addition to again reporting on all trade associations to which we pay $50,000 or more annually, we again conducted a climate-lobbying alignment analysis with respect to certain trade associations with lobbying activities, and updated the climate-lobbying report published on our website. This assessment concluded that these trade associations that conduct lobbying activities are substantially aligned with, or are in the process of being aligned with, Valero's vision of providing affordable and sustainable energy while reducing GHG emissions.

See slide 15 for notes regarding this page.

2022 ESG Disclosures/Actions Made or Taken under Board Oversight

Other ESG and Environmental Justice Disclosures/Actions

- ✓ **2022 ESG Report.**
  - In 2022, we published our 2022 ESG Report (previously titled our Stewardship and Responsibility Report), which contains new and updated disclosures on a variety of ESG topics, including new and emerging technologies that can contribute to the reduction of GHG emissions of transportation fuels, safety, reliability and environmental matters, community engagement and environmental justice, governance activities, water management and biodiversity projects, environmental performance metrics, physical resilience efforts, our GHG emissions targets, and human capital and diversity and inclusion matters, among others.
- ✓ **EEO-1 Report.**
  - Within our 2022 ESG Report, we again included a report with U.S. employee diversity data and statistics that correspond to our 2021 EEO-1 Report that was filed with the Equal Employment Opportunity Commission in 2022. We have committed to providing this disclosure annually going forward.
- ✓ **Environmental Justice Audit Report and Racial Equity Assessment.**
  - We published on our website (i) our 2023 Environmental Justice Audit Report containing the results of an independent audit conducted by a third-party consultant with expertise in social/environmental justice and community assessments, and (ii) a racial equity assessment we commissioned from an independent civil rights expert. The conclusions of the independent environmental justice audit and racial equity assessment were positive with respect to our racial equity and environmental justice disclosures, policies, practices and commitments.

See slides 14 and 15 for notes regarding this slide.

Comprehensive Roadmap to Further Reduce Emissions with Innovative Low-carbon Projects Consistent with Our Strategy

Independent Verification:
- ☑ *Refinery Scope 1 and 2*
- ☑ *2035 Target Evaluation*
- ☑ *Low-carbon Fuels Displacement*
- ☑ *Net Scope 3 Intensity*

2035 Target: Global Refinery Scope 1 &2
(Independently Verified)



Million Metric Tons CO_2e
32.3
2.4
4.2
11.1
10.9
3.7
100%
Refinery GHG Emissions in 2011 (Scope 1 & 2)
Absolute Emissions Reduction through Efficiencies (Scope 1 & 2)
GHG Emissions Displaced by Ethanol Production
GHG Emissions Displaced by Renewable Diesel Production
GHG Emissions Displaced by Global Blending of and Credits from Low-carbon Fuels
GHG Emissions Reduced by Carbon Capture and Storage
Refinery GHG Emissions in 2035 after Reductions & Displacements (Scope 1 & 2)

See slide 15 for notes regarding this slide.

In 2022, **our performance exceeded our 2025 GHG emissions target** to reduce/displace

63% **Scope1&2**

three years early.

Targeting to **reduce** and **displace** global refinery GHG **emissions by**

100% **Scope1&2**

through Board-approved projects and carbon sequestration projects under development **by 2035**.

Proposal 1: Elect Directors

An impressive mix of experience, knowledge, skills and backgrounds

The Board recommends that the stockholders vote "FOR" this proposal.



JOSEPH W. GORDER
Chairman & CEO
Valero Energy Corp
Director Since 2014



FRED M. DIAZ
Retired Chairman and CEO, Mitsubishi Motors North America, Inc.
Director Since 2021



H. PAULETT EBERHART
Board Chair & CEO, HMS Ventures
Former CEO, CDI Corp
Director Since 2016



MARIE A. FFOLKES
Founder and CEO, Axxelist LLC,
Former CEO TriMark USA, LLC
Director Since 2022



KIMBERLY S. GREENE
Board Chair, CEO and President Southern Company Gas (Named Board Chair, CEO, and President of Georgia Power Company effective Mar 31, 2023)
Director Since 2016



DEBORAH P. MAJORAS
Retired CLO and Corporate Secretary, Procter & Gamble
Director Since 2012



ERIC D. MULLINS
Chairman and CEO, Lime Rock Resources
Director Since 2020



DONALD L. NICKLES
Retired United States Senator (OK)
Director Since 2005



ROBERT A. PROFUSEK
Lead Independent Director
Partner, Jones Day
Director Since 2005



RANDALL J. WEISENBURGER
Managing Member, Mile 26 Capital
Former CFO, Omnicom Group
Director Since 2011



RAYFORD WILKINS, JR.
Retired CEO, Diversified Businesses at AT&T
Director Since 2011

Proposal 1: Elect Directors

An effective mix of backgrounds, knowledge, and skills

Director Skills Matrix											
Experience	Gorder	Diaz	Eberhart	Ffolkes	Greene	Majoras	Mullins	Nickles	Profusek	Weisenburger	Wilkins
CEO/Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
ESG/Sustainability	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
HSE	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
HCM	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Cybersecurity			✓	✓	✓	✓			✓	✓	✓
Finance/ Accounting	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓
Global	✓	✓	✓	✓		✓			✓	✓	✓
Government, Legal, Regulatory & Compliance	✓	✓	✓		✓	✓		✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry	✓	✓	✓	✓	✓		✓	✓			
Upstream	✓		✓	✓			✓	✓			
Midstream/Logistics	✓			✓	✓			✓			
Transportation/Auto		✓		✓				✓			
Refining	✓							✓			
Utilities/Natural Gas			✓	✓	✓		✓	✓			


3
4
63.5
Average
Age
4
50s
60s
70s


2
3
5 New
Directors
Since 2016
3
3
Years of Tenure
≤ 3
4-9
10-12
≥ 13


1
3
36.4%
Racial/Ethnic
Diversity
7
White
Black/African American
Hispanic/Latino


4
36.4%
Women
7
Women
Men

As of December 31, 2022

Risk Management and Oversight

FULL BOARD

- Risk management & oversight, exercising oversight responsibilities directly and through its committees
- Low-carbon fuels growth strategy, which has been the key topic of the Board's annual three-day strategic planning meeting for the past two years
  - Presentations from third-party and Valero "SMEs" on climate, low-carbon innovation, environmental justice, ESG, sustainability, liquid fuels, geopolitics, and public policy

STRATEGY OVERSIGHT

Audit Committee

- Financial statements
- Compliance with legal requirements (financial focus)
- Policies and guidelines concerning financial risk exposures and management's control measures
- Global compliance and ethics program
- Annual compliance plan
- Independent auditor and internal audit function
- Cybersecurity and IT risks strategies

Human Resources and Compensation Committee

- Compensation and talent management programs, policies, and strategies, including Valero's benefit plans
- Management succession planning for CEO and other senior executives
- D&I, human capital management, and leadership development strategies
- Compliance with stock ownership and retention guidelines

Nominating and Corporate Governance Committee

- Board diversity (e.g., mix of knowledge, skills, experience, and other attributes)
- Identifying qualified director nominees
- Corporate governance principles
- Board's and its committees' annual self-evaluation of performance
- Director orientation and director continuing education programs
- Any related-party transactions

Sustainability and Public Policy Committee

- HSE matters
- ESG, sustainability, and climate-related risks and opportunities
- Corporate responsibility and reputation management
- Social, community, and public policy strategies and initiatives
- Political contributions and lobbying activities
- Compliance with legal requirements (HSE focus)

STRATEGY OVERSIGHT

VALERO'S MANAGEMENT/EMPLOYEES

- Engage in day-to-day risk identification management, and promote safety

Valero's low-carbon fuels growth strategy is a priority and focus for the full Board.

Proposal 3: Approve 2022 Executive Compensation

Tightly links company performance and executive pay

The Board recommends that the stockholders vote "FOR" this proposal.

VALERO'S COMPENSATION PHILOSOPHY

- ✓ Tightly link company performance and executive pay
- ✓ Align the interests of executives and stockholders
- ✓ Manage risk and adopt best practices in executive pay
- ✓ Balance compensation over short- and long-term
- ✓ Facilitate retention of top executive talent
- ✓ Link environmental & safety performance as well as ESG implementation in annual bonus
- ✓ Link ESG and climate goals in LTI

EXECUTIVE PAY IN SUMMARY

The following charts summarize year-over-year changes to Target Total Pay* from 2020 through 2022 for our CEO and our four other named executive officers ("NEOs") shown in this year's summary compensation table (shown in average).



CEO Pay ($ mil)
$20.00
$15.00
$10.00
$5.00
$-
$16.02
$16.02
$16.02
$11.34
$11.34
$11.34
$2.88
$2.88
$2.88
$1.80
$1.80
$1.80
2020
2021
2022
Salary
Bonus
Long-Term Incentives



Avg of other NEOs ($ mil)
$6.00
$4.00
$2.00
$-
$4.03
$4.43
$4.77
$2.56
$2.86
$3.12
$0.73
$0.78
$0.82
$0.74
$0.79
$0.83
2020
2021
2022
Salary
Bonus
Long-Term Incentives

**Target Total Pay includes base salary, target bonus, and target long-term incentives value.*

Target Total Pay for our CEO remained flat from 2020 to 2021 and from 2021 to 2022, resulting in no change in Target Total Pay for our CEO over the three-year period of 2020 to 2022.

2022 Robust Say-on-Pay and ESG/Compensation Engagement and Response

2022 ESG/COMPENSATION ENGAGEMENT EFFORTS

- ✓ Offered dialogue to our 100 largest stockholders
- ✓ Held 50+ meetings with stockholders and proxy advisory firms, many of which included members of the Human Resources and Compensation Committee
- ✓ Engaged with stockholders that held approximately 50% of our outstanding shares

What We Heard on Compensation	Actions Taken in Response
Relative TSR target should be set higher than the median TSR performance of the peers (50th percentile)	We now target relative TSR performance for Valero's performance shares to be above the median of the peer group(1)
Performance share vesting should be capped at targeted levels if Valero's TSR is negative	We now apply a cap on overall performance share payouts at 100% of target when Valero's TSR over the performance period is negative(1)
Increase alignment of Valero senior executives' equity compensation with the long-term interest of stockholders	Stock Ownership and Retention Guidelines were enhanced by increasing the required value of shares owned by senior executives as a multiple of salary by 50% above previous levels(2)

Footnotes:
(1) Beginning with 2023 grants.
(2) See the disclosures in our proxy statement (under the caption "Stock Ownership and Retention Guidelines") for more details on enhancements to our guidelines.

Proposal 5: Stockholder proposal to set different GHG emissions reductions targets (Scopes 1, 2, and 3)

The Board recommends that the stockholders vote "AGAINST" this proposal.

LEAD PROPONENT: MERCY INVESTMENT SERVICES[1]

The proposal seeks absolute GHG emissions targets that can only come from refinery closures.[2]

- Although they deny it, Mercy seeks to count only reductions that come from refinery closures. Valero can only be characterized as behind its peers if you are counting closures of refineries. In truth, we lead the industry in low-carbon performance.
- Mercy asserts we have unconventional reporting, we "provide insufficient details"[2] and have no "actions associated with [S]cope 3 emissions" and demands a Scope 3 target.
  - Our reporting is the reflection of our unique leading position in refining and low-carbon fuels, which we will continue growing (large-scale SAF project just announced[3]).
  - Despite offering much lower GHG emissions and leading our peers, Mercy does not accept using our low-carbon fuels displacement or carbon capture in our targets.
  - Despite providing specific low-carbon project details and after-tax IRR thresholds, Mercy claims our business strategy, 2035 targets and three TCFD reports provide insufficient details.
  - Despite our existing, public industry leading Net Scope 3 intensity metric[5], Mercy insists on absolute emissions of the refining products only.
  - Scope 3 target is problematic: methodology remains riddled with duplication and credibility. We also lack a clear line of sight to the use of our products beyond what we have disclosed.
- Without basis, Mercy asks for a transition plan different from our substantive Board-approved plan detailed in our 2035 GHG emissions target plan[6].

VALERO'S LOW-CARBON FUELS GROWTH STRATEGY

We are already one of the world's leading low-carbon innovators

- ✓ Largest producer of low-carbon liquid fuels
- ✓ Industrial site with carbon capture[4]
- ✓ Sustainable aviation fuel[3] (under development)
- ✓ Large-scale ethanol carbon capture and sequestration pipeline[4] (under development)
- ✓ CO_2 onboard capture[7] (under review)
- ✓ Low-carbon hydrogen[7] (under development)
- ✓ ***2025 GHG target of 63% achieved early[8]***

If you, as our stockholders, value our leading refining and low-carbon fuels growth strategy, and our company-wide approach to climate disclosures, then we ask you to vote AGAINST this proposal.

See slide 15 for notes regarding this page

Proposal 6: Stockholder proposal to oversee and issue an additional racial equity audit and report

The Board recommends that the stockholders vote "AGAINST" this proposal.

PROPONENT: SERVICE EMPLOYEES INTERNATIONAL UNION MASTER TRUST[9]

Valero recently published its 2023 Environmental Justice Audit Report and commissioned a Racial Equity Assessment following ISS and Glass Lewis guidelines.

- As part of our business needs, we engaged an independent third-party consultant with expertise in social/environmental justice and community assessments, to conduct an extensive independent environmental justice audit. ***Environmental Justice Audit is available on Valero.com > Investors > ESG***
- We also engaged a third-party civil rights expert to review this environmental justice audit and assess our commitment to racial equity. ***Racial Equity Assessment is available on Valero.com > Investors > ESG***
- Our environmental justice audit and racial equity assessment, as applicable, concluded that Valero has **robust processes** to address and/or mitigate racial inequality and discrimination internally, and **is committed to environmental protection, community engagement and investment.**
- Our environmental justice audit **also identified areas to further improve** Valero's programs on community outreach.

Valero has already implemented this proposal's request, and a second racial equity audit would be duplicative and unnecessary. We therefore ask that you vote AGAINST this proposal.

See slide 15 for notes regarding this page

Notes

General

These slides discuss information contained in our proxy statement. These slides do not contain all of the information you should consider. Please carefully read the entire 2023 proxy statement before voting.

Light Products

Light products is the combined volume of gasoline and distillate. Gasoline volume includes blendstocks and distillate volume includes ULSD, jet fuel, kerosene, and ULSK.

Slides 2, 4 and 7

Valero's Sustainable Accounting Standards Board (SASB) Report aligns its performance data with the recommendations of the SASB framework in the Oil and Gas – Refining and Marketing industry standard at the time of the report. A copy of Valero's SASB report, EEO-1 report and related disclosures, including further details on our 2025 and 2035 Scope 1 and 2 GHG emissions reduction targets and the independent verification we obtained can be viewed on pages 108 through 111 in Valero's ESG Report, which can be accessed on Valero's investor relations website at Investorvalero.com.

Independent verification statements: Scope 1 and 2; Net Scope 3 Intensity; Low-carbon Fuels GHG inventory and displacements; and 2035 GHG Emissions Target evaluation can be found on the Valero investor relations website at investorvalero.com > ESG > Other Reports.

Slides 3, 5, 6, 7, 13 and 14

1. Mercy Investment Services, Inc. ("Mercy") is the lead sponsor of the proposal. Co-filings were made by Sisters of St. Francis Dubuque Charitable Trust ("Dubuque"), Danske Bank Asset Management ("Danske"), Danica Pension ("Danica"), and an individual investor (the "Bailard Proponent") who authorized Bailard, Inc. ("Bailard") to co-file on their behalf (collectively with Mercy, the "Sponsors"). Mercy's stockholder proposal dated November 9, 2022, and co-filings from Dubuque on November 11, 2022, and Danske and Danica on November 17, 2022, indicate that each such Proponent has continually held at least $2,000 of Valero's Common Stock for more than three years. Bailard's co-filing (and proof of ownership) dated November 16, 2022 indicates that the Bailard Proponent has continually held 460 shares Valero's Common Stock for at least one year. We assume no responsibility for the statements made by the Sponsors in connection with the proposal.
2. Our comments with respect to Mercy's position reflect not only the explicit language included within its proposal and the Notice of Exempt Solicitation filed on March 23, 2023, but also indications expressed by Mercy over the course of our engagements with them.
3. In January 2023, Valero announced a large-scale Sustainable Aviation Fuel (SAF) project at the renewable diesel plant adjacent to the Valero Port Arthur Refinery in Port Arthur, Texas. Expected to be completed in 2025, the project's estimated cost is $315 million, with half attributable to Valero. For details, see investorvalero.com > News.
4. Beginning in 2013, Valero has hosted the first U.S. refinery large-scale carbon capture project at the Valero Port Arthur Refinery in Port Arthur, Texas. This project captures one million metric tons of CO_2 each year. ESG Report, page 25. For details on our participation in the large-scale carbon capture and sequestration pipeline project with BlackRock and Navigator, please see pages 22 and 23 of the ESG Report, which can be found at investorvalero.com > ESG > Reports and Presentations.
5. As expected from the leader in refining efficiency and in the production of low-carbon fuels, the estimated GHG emissions from the use of our collective products are industry leading lows. More information on Net Scope 3 Intensity and our peers is available in our ESG Report, pages 36 and 111. More information on our value chain analysis is available in our 2022 TCFD Report, page 40. Both reports are accessible at investorvalero.com > ESG > Reports and Presentations.
6. See slide 7 for details.
7. At Valero, we believe that liquid fuels are the affordable solution to reduce transportation GHG emissions in a reliable manner. Fuels are essential to drive progress and create long-term value for our stockholders while helping to realize a more viable trajectory for the global economy. For details on our innovation for a low-carbon future, please see pages 12 and 13 of the ESG Report available at investorvalero.com > ESG > Reports and Presentations.
8. In 2022, our performance exceeded our 2025 GHG target, which is three years ahead of schedule.
9. Service Employees International Union Master Trust (SEIU) indicates in the materials included with its proposal dated November 16, 2022 that it has continually held at least $2,000 of Valero's Common Stock for at least the past three years.